Exhibit 99.1

AspenBio Continues to Strengthen Leadership Adding Steve Lundy as CEO

Daryl Faulkner Remains in Leadership Role as Executive Chairman

CASTLE ROCK, CO., March 25, 2010 -- AspenBio Pharma, Inc. (NASDAQ: APPY), reported that Steve Lundy has joined the company as Chief Executive Officer and will become a member of the Board of Directors. The addition of Mr. Lundy is part of succession and organizational planning that was initiated in the latter half of 2009.  Daryl Faulkner, who served as Interim CEO in 2009 will relinquish that role but will continue as Executive Chairman of the company and will focus more on strategic matters.

Mr. Lundy brings over twenty years’ experience in the medical device and diagnostic industry. He has successfully led the commercial launch of several novel diagnostic assays including the first molecular test for Methicillin-resistant Staphylococcus aureus.  He has also been instrumental in transactions involving the sale or merger of several diagnostic companies to larger life sciences entities.  Most recently Mr. Lundy served as CEO of MicroPhage, Inc.  Previously, he has held senior executive roles at Vermillion, Inc. and GeneOhm which was acquired by Becton Dickinson.

The company recently reported completion of patient enrollment for its AppyScore™ pivotal clinical trial.  AppyScore is the company’s blood test to help evaluate patients suspected of having acute appendicitis. The company plans to file a 510(k) application for AppyScore in the second quarter of 2010.

“This is an important time in the life of the company as we are moving quickly towards commercialization. The appointment of Steve Lundy follows an extensive executive search, and I am truly pleased to have someone with Steve’s proven leadership record and IVD experience driving the day-to-day execution of the company’s objectives during this critical next phase in the company’s development,” stated Daryl Faulkner, Executive Chairman of the Board.

Lundy commented, “I am excited about AspenBio’s opportunities in both the diagnostic and animal health development programs.  My due diligence, including discussions with AspenBio board members and industry thought leaders have convinced me that AppyScore has the potential to make a major impact on patient care.  I believe the company has positioned itself with technology, an intellectual property estate and a leadership team that are essential for success and I am very enthused to be joining the company in this important leadership role.”

About AspenBio Pharma, Inc.
AspenBio Pharma, Inc. (NASDAQ: APPY) is developing and commercializing innovative products that address unmet diagnostic and therapeutic needs. The company’s lead product candidate, AppyScore, is a novel, blood-based diagnostic test that evaluates patients suspected of having acute appendicitis and addresses the difficult challenge of properly diagnosing appendicitis in the hospital emergency department setting. For more information, please visit www.aspenbiopharma.com.

Forward-Looking Statements
This news release includes "forward-looking statements" of AspenBio Pharma, Inc. ("APPY") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding actual trial results, the ability to successfully complete the clinical trial data assessments required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test and other new products, including its animal health drugs, execute agreements required to successfully advance the company's objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY's recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Vice President and Vice Chairman
Tel 303-722-4008

Investor Relations:
Liolios Group, Inc.
Geoffrey Plank or Ron Both
Tel 949-574-3860
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